                                                                   EXHIBIT 99.1

                           COMPAQ COMPUTER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                             MARCH 31,    DECEMBER 31,
(In millions, except par value)                                2002          2001
                                                            ----------    ------------
                                                            (UNAUDITED)
ASSETS

Current assets:
   Cash and cash equivalents                                $    3,702    $    3,874
   Trade accounts receivable, net                                4,147         4,623
   Leases and other accounts receivable                          1,957         1,881
   Inventories                                                   1,419         1,402
   Other assets                                                  1,440         1,498
                                                            ----------    ----------
     Total current assets                                       12,665        13,278

Property, plant and equipment, net                               3,171         3,199
Other assets, net                                                6,935         7,212
                                                            ----------    ----------
       Total assets                                         $   22,771    $   23,689
                                                            ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Borrowings                                               $    1,666    $    1,692
   Accounts payable                                              3,350         3,881
   Deferred income                                               1,191         1,181
   Other liabilities                                             3,984         4,379
                                                            ----------    ----------
     Total current liabilities                                  10,191        11,133
                                                            ----------    ----------

Long-term debt                                                     600           600
                                                            ----------    ----------
Postretirement and other postemployment benefits                   844           839
                                                            ----------    ----------
Commitments and contingencies
Stockholders' equity:
   Preferred stock, $.01 par value
     Shares authorized:  10 million; shares issued:  none           --            --
   Common stock and capital in excess of $.01 par value
     Shares authorized:  3 billion
     Shares issued:  March 31, 2002 - 1,774 million
       December 31, 2001 - 1,766 million                         8,375         8,307
   Retained earnings                                             4,394         4,393
   Accumulated other comprehensive loss                           (182)         (132)
   Treasury stock (shares:  March 31, 2002 - 62 million
       December 31, 2001 - 62 million)                          (1,451)       (1,451)
                                                            ----------    ----------
     Total stockholders' equity                                 11,136        11,117
                                                            ----------    ----------
       Total liabilities and stockholders' equity           $   22,771    $   23,689
                                                            ==========    ==========


 See accompanying notes to interim condensed consolidated financial statements.

                           COMPAQ COMPUTER CORPORATION
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED MARCH 31,
                                                             ----------------------------
(In millions, except per share amounts)                         2002            2001
--------------------------------------                       ------------    ------------
Revenue:
   Products                                                  $      6,109    $      7,480
   Services                                                         1,619           1,701
                                                             ------------    ------------
     Total revenue                                                  7,728           9,181

Cost of sales:
   Products                                                         4,969           5,893
   Services                                                         1,169           1,212
                                                             ------------    ------------
     Total cost of sales                                            6,138           7,105
                                                             ------------    ------------
Selling, general and administrative                                 1,157           1,438
Research and development                                              286             364
Restructuring and related charges                                      --             249
Merger-related costs                                                   35              --
Other (income) expense, net                                            49            (106)
                                                             ------------    ------------
                                                                    1,527           1,945
                                                             ------------    ------------

Income before income taxes                                             63             131
Provision for income taxes                                             19              40
                                                             ------------    ------------
Income before cumulative effect of accounting change                   44              91
Cumulative effect of accounting change, net of tax                     --            (222)
                                                             ------------    ------------

Net income (loss)                                            $         44    $       (131)
                                                             ============    ============

Earnings (loss) per common share:
Basic:
   Before cumulative effect of accounting change             $       0.03    $       0.05
   Cumulative effect of accounting change, net of tax                  --           (0.13)
                                                             ------------    ------------
                                                             $       0.03    $      (0.08)
                                                             ============    ============
Diluted:
   Before cumulative effect of accounting change             $       0.03    $       0.05
   Cumulative effect of accounting change, net of tax                  --           (0.13)
                                                             ------------    ------------
                                                             $       0.03    $      (0.08)
                                                             ============    ============

Shares used in computing earnings (loss) per common share:
   Basic                                                            1,705           1,685
                                                             ============    ============
   Diluted                                                          1,718           1,685
                                                             ============    ============


 See accompanying notes to interim condensed consolidated financial statements.

                           COMPAQ COMPUTER CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED MARCH 31,
                                                                  ----------------------------
(In millions)                                                        2002            2001
-------------                                                     ------------    ------------
Cash flows from operating activities:
   Net income (loss)                                              $         44    $       (131)
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
       Cumulative effect of accounting change, net of tax                   --             222
       Depreciation and amortization                                       320             388
       Restructuring and related charges                                    --             249
       Gain on sale of investments                                         (11)           (132)
       Deferred income taxes and other                                     118             107
       Changes in assets and liabilities                                  (493)           (204)
                                                                  ------------    ------------
           Net cash provided by (used in) operating activities             (22)            499
                                                                  ------------    ------------

Cash flows from investing activities:
   Capital expenditures, net                                              (153)           (370)
   Other, net                                                                8             112
                                                                  ------------    ------------
           Net cash used in investing activities                          (145)           (258)
                                                                  ------------    ------------

Cash flows from financing activities:
   Decrease in short-term borrowings                                       (26)            (61)
   Common stock transactions, net                                           68             (55)
   Dividends to stockholders                                               (43)            (42)
                                                                  ------------    ------------
           Net cash used in financing activities                            (1)           (158)
                                                                  ------------    ------------

Effect of exchange rate changes on cash and cash equivalents                (4)            (10)
                                                                  ------------    ------------
           Net increase (decrease) in cash and cash equivalents           (172)             73
Cash and cash equivalents at beginning of period                         3,874           2,569
                                                                  ------------    ------------

Cash and cash equivalents at end of period                        $      3,702    $      2,642
                                                                  ============    ============


 See accompanying notes to interim condensed consolidated financial statements.

                         COMPAQ COMPUTER CORPORATION
          NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

         The accompanying interim condensed consolidated financial statements of Compaq Computer Corporation ("Compaq") as of March 31, 2002 and December 31, 2001 and for the three month periods ended March 31, 2002 and 2001, respectively, have been prepared on substantially the same basis as Compaq's annual consolidated financial statements and should be read in conjunction with Compaq's Annual Report on Form 10-K for the year ended December 31, 2001. The interim condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for those periods and the financial condition at those dates. The consolidated results for interim periods are not necessarily indicative of results to be expected for the full year.

NOTE 2 - ACCOUNTING CHANGES

         In June 2001, the Financial Accounting Standards Board issued FAS 142, Goodwill and Other Intangible Assets ("FAS 142"). Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed at least annually for impairment. With respect to goodwill amortization, Compaq adopted FAS 142 effective January 1, 2002. The result of the application of the non-amortization provisions of FAS 142 for goodwill is not material for the three months ended March 31, 2002. At March 31, 2002, Compaq had goodwill of $248 million. Pursuant to FAS 142, Compaq will complete its test for goodwill impairment during the second quarter 2002 and, if impairment is indicated, record such impairment as a cumulative effect of accounting change effective January 1, 2002. Compaq is currently evaluating the effect that the impairment review may have on its consolidated results of operation and financial position.

         Effective January 1, 2001, Compaq adopted Emerging Issues Task Force Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products, ("EITF 01-9"), which was issued in November 2001. Compaq's adoption of EITF 01-9 resulted in a change in method of accounting for certain sales incentive offerings. Compaq recognized a cumulative effect of an accounting change of $341 million ($222 million, net of tax). Also in accordance with EITF 01-9, Compaq reclassified certain customer financing costs from interest expense to net revenue.

NOTE 3 - PENDING MERGER WITH HEWLETT-PACKARD COMPANY

         On September 3, 2001, Compaq and Hewlett-Packard Company ("HP") announced that a definitive merger agreement was unanimously approved by both Boards of Directors, subject to, among other conditions, regulatory approval and affirmative stockholders' vote by both companies. Under the terms of the agreement dated as of September 4, 2001, Compaq stockholders will receive 0.6325 of a newly issued HP share for each outstanding share of Compaq common stock. The transaction will be accounted for as a purchase. During the first quarter 2002, the proposed merger received the required European and U.S. government regulatory approvals. On March 20, 2002, Compaq shareholders approved the merger. On March 28, 2002, Walter Hewlett, a director and shareholder of HP individually and as Co-Trustee of the William R. Hewlett Revocable Trust ("the Trust"), Edwin E. van Bronkhorst, as Co-Trustee of the Trust, and the Trust itself brought an action in the Court of Chancery of Delaware against HP in connection with the planned merger. A bench trial on the action commenced in the Court of Chancery on April 23, 2002 and is expected to conclude in three days. A ruling by the presiding judge is expected in the near future following the conclusion of the trial. On April 17, 2002, HP announced that the preliminary vote count from the March 19, 2002 special meeting of HP shareowners affirms that the proposed merger was approved. While the results of the HP shareholder vote are not yet official and the outcome of the litigation against HP is presently unknown, Compaq believes the planned merger will ultimately be consummated; however, the outcome is presently uncertain.

NOTE 4 - CERTAIN BALANCE SHEET COMPONENTS

         Raw materials, work-in-progress and finished goods were $265 million, $210 million and $944 million, respectively, at March 31, 2002 and $298 million, $172 million and $932 million, respectively, at December 31, 2001.

         Accumulated depreciation was $3.9 billion at both March 31, 2002 and December 31, 2001.

         At March 31, 2002 and December 31, 2001, Compaq held $265 million and $370 million of equity investments, respectively, included in other non-current assets. As of March 31, 2002, the cost basis and fair value of Compaq's available-for-sale securities were approximately $45 million and $53 million, respectively.

         Intangibles included in non-current other assets are shown below:

(in millions)                           MARCH 31,     DECEMBER 31,
                                          2002           2001
                                       ----------    -------------
Gross intangibles:
     Installed customer base           $    1,224    $       1,221
     Proven research and development          545              545
     Capitalized software                     378              338
     Other intangibles                        220              230
                                       ----------    -------------
                                            2,367            2,334

Accumulated amortization:
     Installed customer base                 (308)            (287)
     Proven research and development         (413)            (386)
     Capitalized software                    (127)            (102)
     Other intangibles                       (157)            (150)
                                       ----------    -------------
                                           (1,005)            (925)

Goodwill, net                                 248              242
                                       ----------    -------------

Total intangibles, net                 $    1,610    $       1,651
                                       ==========    =============

         Substantially all of the installed customer base intangible asset relates to the 1998 acquisition of Digital Equipment Corporation, and the asset was recorded at fair value. Estimated aggregate amortization expense based on current intangibles for the next five years is as follows: $300 million in 2002, $230 million in 2003, $150 million in 2004, $90 million in 2005 and $90 million in 2006.

         In February 2002, Compaq reduced its multi-year revolving credit facility that expires in October 2002 from $2.0 billion to $1.75 billion. Compaq also has a 364-day $1.75 billion revolving credit facility that expires in September 2002. The facilities bear interest at LIBOR plus 0.325 percent and LIBOR plus 0.625 percent, respectively. There were no borrowings outstanding under these facilities at March 31, 2002.

         At March 31, 2002, borrowings included $1.3 billion in commercial paper and $275 million in debt securities maturing August 1, 2002. At December 31, 2001, borrowings included $1.2 billion in commercial paper and $275 million in debt securities maturing August 1, 2002.

         On February 25, 2002, the Board of Directors of Compaq approved a cash dividend of $0.025 per share of common stock, or approximately $43 million, to stockholders of record as of March 6, 2002, payable on April 2, 2002. On January 26, 2001, the Board of Directors of Compaq approved a cash dividend of $0.025 per share of common stock, or approximately $42 million, to stockholders of record as of March 31, 2001, payable on April 20, 2001.

NOTE 5 - COMPREHENSIVE INCOME (LOSS)

         The components of comprehensive income (loss), net of tax, are listed below:

                                                                    THREE MONTHS ENDED MARCH 31,
                                                                    ----------------------------
(In millions)                                                          2002            2001
-------------                                                       ------------    ------------
Net income (loss)                                                   $         44    $       (131)
Other comprehensive income (loss):
   Foreign currency translations                                             (22)              6
   Changes in gains and losses on derivative instruments, net of
     reclassifications                                                        (9)             14
   Changes in unrealized gains and losses on investments, net of
     reclassifications                                                       (19)           (135)
                                                                    ------------    ------------
Comprehensive loss                                                  $         (6)   $       (246)
                                                                    ============    ============

NOTE 6 - OTHER INCOME AND EXPENSE

         Other (income) and expense consisted of the following:

                               THREE MONTHS ENDED MARCH 31,
                               ----------------------------
(In millions)                      2002            2001
-------------                  ------------    ------------
Interest and dividend income   $        (32)   $       (110)
Investment income, net                   (5)            (75)
Interest expense                         29              26
Other expense, net                       57              53
                               ------------    ------------
                               $         49    $       (106)
                               ============    ============

NOTE 7 - EARNINGS PER COMMON SHARE

         Basic earnings per common share are computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share are computed using the combination of dilutive common share equivalents and the weighted average number of common shares outstanding during the period. Stock options to purchase 231 million and 175 million shares of common stock for the three month periods ended March 31, 2002 and 2001, respectively, were outstanding but not included in the computation of diluted earnings per common share because the option exercise price was greater than the average market price of the common shares.

NOTE 8 - SEGMENT DATA

         Summary financial data by business segment follows:

                                 THREE MONTHS ENDED MARCH 31,
                                 ----------------------------
(In millions)                        2002            2001
----------------                 ------------    ------------
Enterprise Computing
   Revenue                       $      2,351    $      2,920
   Operating income                        18             144
Access
   Revenue                              3,545           4,346
   Operating loss                         (36)           (110)
Compaq Global Services
   Revenue                              1,882           1,935
   Operating income                       229             254
Segment Eliminations and Other
   Revenue                                (50)            (20)
   Operating income (loss)                (15)             20
Consolidated Segment Totals
   Revenue                       $      7,728    $      9,181
   Operating income              $        196    $        308

         A reconciliation of Compaq's consolidated segment operating income to consolidated income before income taxes follows:

                                        THREE MONTHS ENDED MARCH 31,
                                        ----------------------------
(In millions)                               2002            2001
-------------                           ------------    ------------
Consolidated segment operating income   $        196    $        308
Unallocated corporate expenses                   (49)            (34)
Restructuring and related charges                 --            (249)
Merger-related costs                             (35)             --
Other income (expense), net                      (49)            106
                                        ------------    ------------
Income before income taxes              $         63    $        131
                                        ============    ============

NOTE 9 - RESTRUCTURING AND RELATED CHARGES

         In the first and second quarters of 2001, Compaq's management approved restructuring plans to realign its organization and reduce operating costs. Compaq formed the Access segment and implemented significant changes in its business model and supply chain operations. In addition, Compaq consolidated certain functions within its global business units and reduced administrative functions.

         Restructuring and related charges of $249 million and $493 million were expensed during the first and second quarters of 2001, respectively. The first quarter charge was comprised of $173 million related to employee separations, $64 million of related asset impairment charges and $12 million for other exit costs. The second quarter charge was comprised of $303 million related to employee separations, $138 million of related asset impairment charges, $40 million for facility closure costs and $12 million for other exit costs. During the fourth quarter of 2001, Compaq reversed excess reserves of $68 million for employee separation costs accrued in conjunction with the first and second quarter plans and expensed an additional charge of approximately the same amount for additional reductions of 1,400 employee positions as approved by management to further achieve its objectives of realigning its organization and reducing operating costs. Employee separation benefits under each plan were similar and included severance, medical and other benefits. Employee separations under the 2001 plans were substantially completed as of March 31, 2002.

         Components of accrued restructuring costs and amounts charged against the 2001 plans as of March 31, 2002 were as follows:

                                          ADJUSTMENTS
                            BEGINNING         AND          DECEMBER 31,                     MARCH 31,
 (In millions)               ACCRUAL      EXPENDITURES        2001        EXPENDITURES        2002
                          -------------   -------------   -------------   -------------   -------------
 Employee separations     $         476   $         245   $         231   $         120   $         111
 Facility closure costs              40              15              25               6              19
 Other exit costs                    24              16               8               6               2
                          -------------   -------------   -------------   -------------   -------------
                          $         540   $         276   $         264   $         132   $         132
                          =============   =============   =============   =============   =============

         The accrual at March 31, 2002 consists primarily of future cash payments to employees separated prior to March 31, 2002.

NOTE 10 - LITIGATION

         Compaq is subject to legal proceedings and claims that arise in the ordinary course of business. Compaq does not believe that the outcome of any of those matters will have a material adverse effect on Compaq's consolidated financial position, operating results or cash flows.

         Compaq and certain of its current and former officers and directors were named in two consolidated class action lawsuits pending in the United States District Court for the Southern District of Texas, Houston Division ("USDC - Houston"). One lawsuit was filed in 1998 and the other in 1999.

         The 1998 litigation consolidates five class action lawsuits brought by persons who purchased Compaq common stock from July 10, 1997 through March 6, 1998. It asserts claims under Section 19(b) of the Securities Exchange Act of 1934 ("Exchange Act") and Rule 10b-5 promulgated thereunder and Section 29(a) of the Exchange Act. Allegations in the 1998 lawsuit include the claim that the defendants withheld information and made misleading statements about channel inventory and factoring of receivables in order to inflate the market price of Compaq's common stock and further alleges that certain individual defendants sold Compaq common stock at the inflated prices. In the 1998 litigation, USDC - Houston entered an order granting class certification. Compaq appealed class certification to United States Court of Appeals for the Fifth Circuit ("Fifth Circuit Appellate Court"). Only July 25, 2001, Fifth Circuit Appellate Court vacated USDC - Houston's order certifying a class and appointing class representatives and remanded the case to USDC - Houston for further proceedings in accordance with its opinion. A petition for rehearing before the Fifth Circuit appellate Court was denied on January 15, 2002. On February 8, 2002, USDC - Houston ordered plaintiffs to file supplemental motions on class certification by April 19, 2002. Plaintiff filed a supplemental motion renewing their motion for class certification on February 28, 2002. Compaq filed an opposition on March 19, 2002. The matter is pending before the USDC - Houston. Compaq is vigorously defending the 1998 lawsuit.

         The 1999 litigation also consolidated a number of class action lawsuits. The litigation was brought on behalf of purchasers of Compaq common stock between January 27, 1999 and April 9, 1999. It asserted claims for alleged violations of Section 19(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, Section 20(a) of the Exchange Act; and Sections 11 and 15 of the Securities Act of 1933 ("Securities Act"). Allegations in the 1999 litigation included the claim that certain defendants and Compaq issued a series of materially false and misleading statements concerning Compaq's prospectus in 1999 in order to inflate the market price of Compaq's common stock and further alleges that certain individual defendants sold Compaq common stock at the inflated prices. On April 1, 2002, the USDC - Houston dismissed the second amended complaint in the 1999 litigation with prejudice.

         Compaq is a defendant in two consumer class action lawsuits, (LaPray v. Compaq and Sprung v. Compaq) that are part of a series of similar lawsuits filed against other major computer manufacturers, involving claims that the computer industry sold computers with allegedly defective floppy disk controllers. LaPray is pending in the District Court of Jefferson County, Texas, 60th Judicial District in Beaumont ("State District Court - Beaumont") while Sprung is pending in the United States District Court for the District of Colorado ("USDC - Colorado"). A class certification hearing was held in LaPray on June 8, 2001. State District Court - Beaumont entered an order granting class certification on July 23, 2001. Compaq has appealed the class certification order. The Sprung case has been stayed while USDC - Colorado considers Compaq's motion to dismiss. Compaq continues to provide information to the Federal government and state attorneys general in California and Illinois in response to inquiries regarding floppy disk controllers in computers sold to government entities.